UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	87-4613576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 654-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 16, 2024, stockholders holding an aggregate of 13,277,161 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) (out of 20,216,192 total shares of Class A Common Stock), as of December 13, 2024, the record date established by the Board of Directors of the Company (the “Board”), acting by written consent pursuant to Section 228 of the Delaware General Corporation Law, and at the recommendation of the Board, approved a reverse stock split of the Class A Common Stock (the “Reverse Stock Split”), to be followed immediately by a forward stock split of the Class A Common Stock (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Stock Splits”), at a ratio of (i) not less than 1-for-700 and not greater than 1-for-800, in the case of the Reverse Stock Split (the “Reverse Stock Split Ratio”), and (ii) not less than 700-for-1 and not greater than 800-for-1, in the case of the Forward Stock Split (together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of the Board.

As a result of the Stock Splits, stockholders owning fewer than a minimum number of shares of Class A Common Stock, which, depending on the Reverse Stock Split Ratio chosen by the Board, would be between 700 and 800 (the “Minimum Number”), immediately prior to the effective time of the Stock Splits would receive cash in the amount of $80.00, without interest, for each pre-split share of Class A Common Stock held by them immediately prior to the Reverse Stock Split, and thereafter they would no longer be stockholders of the Company. Stockholders owning the Minimum Number of shares or more prior to the effective time of the Reverse Stock Split (“Continuing Stockholders”) would not be entitled to receive any cash for their fractional share interests resulting from the Stock Splits, if any. Instead, the Forward Stock Split, which would immediately follow the Reverse Stock Split, would reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of the Class A Common Stock held by such Continuing Stockholders immediately before the effective time of the Reverse Stock Split. As a result of the Forward Stock Split, the total number of shares of the Class A Common Stock held by a Continuing Stockholder would not change as a result of the Stock Splits.

In order to effect the Stock Splits, the stockholders also approved certificates of amendment to the Second Amended and Restated Certificate of Incorporation of the Company (collectively, the “Charter Amendments”) to be filed with the Secretary of State of the State of Delaware.

The Stock Splits are part of a plan to suspend the Company’s duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Transaction”).

The terms of the Stock Splits and information about the Transaction will be set forth in a Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by the Company outlining the Transaction (including the Disclosure Statement attached thereto). The Transaction may be considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act, as it is part of a plan to suspend the Company’s duty to file periodic reports and other information with the SEC under Section 15(d) thereunder.

Notwithstanding the approval of the Stock Splits and the Charter Amendments by the Company’s stockholders, the Board may abandon the Stock Splits at any time prior to the filing and effectiveness of the applicable Charter Amendments, if the Board determines that the Stock Splits or the Transaction are no longer in the best interests of the Company or its stockholders.

Item 8.01	Other Events.

On December 13, 2024, the Board approved the Transaction, including the Stock Splits at the Stock Split Ratios within the ranges described in Item 5.07 and the Charter Amendments, in each case, subject to approval by the Company’s stockholders, which was obtained as described in Item 5.07.

Notwithstanding the approval of the Stock Splits and the Charter Amendments by the Company’s stockholders, the Board may abandon the Stock Splits at any time prior to the filing and effectiveness of the applicable Charter Amendments, if the Board determines that the Stock Splits or the Transaction are no longer in the best interests of the Company or its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

Date: December 16, 2024	By:	/s/ David J. Lesar
	Name:	David J. Lesar
	Title:	Chairman and Chief Executive Officer